EXHIBIT 4



                  CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION
                                    Servicer


                             CITI OMNI-S FINANCE LLC
                                     Seller


                                       and


                              THE BANK OF NEW YORK
                                     Trustee

                       on behalf of the Certificateholders

                                 AMENDMENT NO. 7

                           Dated as of April 30, 2004

                                    amending

                         POOLING AND SERVICING AGREEMENT

                            Dated as of July 31, 1994


             _______________________________________________________


                          CITIBANK OMNI-S MASTER TRUST
          (formerly known as the Sears Credit Account Master Trust II)

                                    RECITALS

     WHEREAS, Citibank (South Dakota), National Association, a national banking association, as successor to Sears, Roebuck and Co., as Servicer (the "Servicer"), Citi Omni-S Finance LLC, a Delaware limited liability company, as successor to SRFG, Inc., as Seller (the "Seller") and The Bank of New York, a New York banking corporation, as successor to Bank One National Association (formerly The First National Bank of Chicago), as Trustee (the "Trustee") are parties to that certain Pooling and Servicing Agreement, dated as of July 31, 1994, as amended (the "Agreement");

     WHEREAS, the Servicer, the Seller and the Trustee desire to effect certain amendments to the Agreement pursuant to Section 13.01 of the Agreement (this "Amendment").

                                    AGREEMENT

     NOW, THEREFORE, THIS AMENDMENT WITNESSETH that, for and in consideration of the above premises, the Servicer and the Seller agree with the Trustee as follows:

I.       Definitions.

     Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement, as amended hereby.

II.      Amendment to Section 1.01.

     Section 1.01 of the Agreement is amended by deleting the defined term "Finance Charge Receivables" in its entirety and substituting in lieu thereof the following:

          ""Finance Charge Receivables" with respect to any Account for any Due Period shall mean all amounts recorded with respect to such Account as periodic finance charges, annual membership fees, program fees, cash advance fees, bad check fees, stop payment fees, skip payment fees, overlimit fees, late payment fees, and other fees and charges designated as Finance Charge Receivables by the Seller from time to time by written notice to the Trustee."

III.     Effectiveness.

     This Amendment shall become effective as of April 1, 2004 upon receipt by the Seller, the Servicer and the Trustee of the following, each of which shall be reasonably satisfactory to such party:

          (a) an Officer's Certificate of the Servicer delivered pursuant to
     Section 13.01(b) of the Agreement indicating that the conditions precedent to this Amendment have been met; and

          (b) counterparts of this Amendment duly executed by the parties hereto.

IV.      Miscellaneous.

     Counterparts. This Amendment may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute but one and the same instrument.

     Governing Law. This Amendment shall be construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.


                            [Signature page follows]

     IN WITNESS WHEREOF, the Seller, the Servicer and the Trustee have caused this amendment to be duly executed by their respective officers as of the date first set forth above.

                               CITI OMNI-S FINANCE LLC,
                               as Seller

                               By:  /s/ Douglas C. Morrison
                                    -----------------------
                               Name:    Douglas C. Morrison
                               Title:   President


                               CITIBANK (SOUTH DAKOTA), NATIONAL ASSOCIATION, as Servicer

                               By:  /s/ Douglas C. Morrison
                                    -----------------------
                               Name:    Douglas C. Morrison
                               Title:   Vice President


                               THE BANK OF NEW YORK,
                               as Trustee

                               By:  /s/ Eric A. Lindahl
                                    -----------------------
                               Name:    Eric A. Lindahl
                               Title:   Agent




   [Signature Page to Amendment No. 7 to the Pooling and Servicing Agreement]